Mindspeed(R) Reports Fiscal 2008 Fourth Quarter Results

Record Quarterly Revenues Driven by an 11 Percent Increase From VoIP Solutions

NEWPORT BEACH, CA -- 11/03/2008 -- Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $51.1 million, including $12.0 million from sales of non-core patents, for the fourth quarter of fiscal 2008, which ended Oct. 3, 2008, up 52 percent from the $33.7 million reported for the fourth quarter of fiscal 2007. Excluding sales of non-core patents in the fourth quarter of fiscal 2008, revenues increased 3 percent compared to $38.0 million for the third quarter of fiscal 2008.

The company's non-GAAP gross margin was $38.3 million, or 75 percent of revenues for the fourth fiscal quarter of 2008, which includes the benefit of an $11.9 million, or 8 percent, net benefit from patent sales, compared to 68 percent of revenues for the third fiscal quarter of 2008. Presented on a GAAP basis, gross margin was $38.1 million, or 75 percent of revenues for the fourth fiscal quarter.

The company's operating income on a non-GAAP basis was $14.2 million, including $11.9 million of patent sales, for the fourth fiscal quarter of 2008, compared to non-GAAP operating income of $1.6 million for the third fiscal quarter of 2008. Presented on a GAAP basis, operating income for the fourth fiscal quarter of 2008 was $11.6 million.

The company's net income for the fourth quarter of fiscal 2008 on a non-GAAP basis was $13.6 million, or $0.59 per share, including $11.9 million of patent sales, or $0.52 per share, compared to non-GAAP net income of $1.1 million, or $0.05 per share, for the third fiscal quarter of 2008. Presented on a GAAP basis, the company reported net income of $11.0 million,or $0.47 per share. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Excluding patent sales, revenues from multiservice access voice-over-IP (VoIP) processor solutions increased 11 percent sequentially, contributing 39 percent of total fourth fiscal quarter 2008 product revenues, while revenues from high-performance analog products decreased 6 percent sequentially, representing 26 percent of the total product revenues. Wide area networking communication product revenues increased 2 percent sequentially, contributing the remaining 35 percent of fourth fiscal quarter 2008 product revenues.

"Mindspeed again delivered solid financial results with record quarterly revenues driven by particularly strong performance from our VoIP processor business," said Raouf Halim, Mindspeed's chief executive officer. "We delivered our sixth quarter of non-GAAP operating profitability, and our fourth quarter of positive cash flow."

Outlook

Mindspeed expects fiscal 2009 first quarter revenues to be down 6-14 percent from fiscal 2008 fourth quarter revenues excluding patent sales, or between $36.8 to $33.6 million. The company expects first quarter non-GAAP gross margin to be approximately 67 percent. Mindspeed has completed a restructuring and expects non-GAAP operating expenses to decline to approximately $23.5 million in its fiscal 2009 first quarter, with breakeven non-GAAP operating income. The company anticipates incurring special charges of $3.2 million, of which approximately $2.5 million will be incurred in the first fiscal quarter of 2009. The special charges are primarily associated with severance costs for affected employees and the impairment of certain excess space at one of its facilities.

Fourth Quarter Fiscal 2008 Conference Call

Mindspeed will conduct a conference call to discuss its fourth quarter fiscal 2008 results this afternoon, Monday, Nov. 3, 2008, at 2:00 p.m. Pacific Time /5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference will be available via telephone one hour after it concludes for 30 days by calling 866-475-1435 (domestic) or 203-369-1500 (international). Replay will also be available on Mindspeed's web site at www.mindspeed.com.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.

The company's three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.

Mindspeed's products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading "Outlook" and other information regarding the company's expectations, goals or intentions, including but not limited to, statements regarding expected levels of revenues, backlog, customer ordering patterns, gross margin, operating expense, operating income and special charges. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: future operating losses; cash requirements and terms and availability of financing; worldwide political and economic uncertainties, and specific conditions in the markets we address; fluctuations in the price of our common stock and our operating results; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; constraints in the supply of wafers and other product components from our third-party manufacturers; doing business internationally; pricing pressures and other competitive factors; successful development and introduction of new products; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; industry consolidation; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; and business acquisitions and investments. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10-Q for the quarter ended June 27, 2008, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                       MINDSPEED TECHNOLOGIES, INC.

              Consolidated Condensed Statements of Operations
            (unaudited, in thousands, except per share amounts)

                               Three months ended           Year ended
                          ----------------------------  ------------------
                           Oct. 3,  June 27,  Sept. 28,  Oct. 3,  Sept. 28,
                            2008      2008      2007      2008      2007
                          --------  --------  --------  --------  --------

Net revenues              $ 51,101  $ 38,049  $ 33,683  $160,699  $127,805
Cost of goods sold (a)(b)   12,974    12,510    10,318    47,625    42,334
                          --------  --------  --------  --------  --------
Gross margin                38,127    25,539    23,365   113,074    85,471

Operating expenses:
  Research and
   development (a)          14,024    14,771    13,266    56,217    57,447
  Selling, general and
   administrative (a)       12,608    11,196    10,478    46,984    43,385
  Special charges (a)(c)       (73)      110        (4)      211     4,724
                          --------  --------  --------  --------  --------
    Total operating
     expenses               26,559    26,077    23,740   103,412   105,556
                          --------  --------  --------  --------  --------

Operating income (loss)     11,568      (538)     (375)    9,662   (20,085)

Other income (expense),
 net                          (252)     (413)     (428)   (1,816)   (1,718)
                          --------  --------  --------  --------  --------

Income (loss) before
 income taxes               11,316      (951)     (803)    7,846   (21,803)

Provision (benefit) for
 income taxes                  332       132      (344)      611       111
                          --------  --------  --------  --------  --------

Net income (loss)         $ 10,984  $ (1,083) $   (459) $  7,235  $(21,914)
                          ========  ========  ========  ========  ========

Net income (loss) per
 share, basic             $   0.47  $  (0.05) $  (0.02) $   0.31  $  (0.99)
                          ========  ========  ========  ========  ========

Weighted-average number
 of shares used in basic
 per share computation (d)  23,227    23,144    22,497    23,046    22,156
                          ========  ========  ========  ========  ========

(a) Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b) Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.5 million (October 3, 2008), $0.2 million (June 27, 2008), and $0.9 million (September 28, 2007). For the years ended October 3, 2008 and
    September 28, 2007, the favorable effect of such sales was $1.6 million and $4.0 million.

(c) Special charges consists of asset impairments and restructuring charges.

(d) Per share information has been adjusted to reflect the 1-for-5 reverse stock split which the company effected on June 30, 2008.

                       MINDSPEED TECHNOLOGIES, INC.

           Reconciliation of Non-GAAP Measures to GAAP Measures
            (unaudited, in thousands, except per share amounts)

                               Three Months Ended           Year Ended
                          ----------------------------  ------------------
                           Oct. 3,  June 27,  Sept. 28,  Oct. 3,  Sept. 28,
                            2008      2008      2007      2008      2007
                          --------  --------  --------  --------  --------

Reconciliation of
 Non-GAAP Gross Margin
 to GAAP Gross Margin
Non-GAAP gross margin       38,334    25,780    23,444   113,909    85,878
Items excluded from
 non-GAAP gross margin:
  Stock-based compensation      52        43        78       173       385
  Employer taxes on
   stock-based
   compensation                 --         1         1         5        22
  Amortization of
   intangible assets (e)       155       160        --       620        --
  Employee separation
   cost (f)                     --        37        --        37        --
                          --------  --------  --------  --------  --------
Gross margin              $ 38,127  $ 25,539  $ 23,365  $113,074  $ 85,471
                          ========  ========  ========  ========  ========

Reconciliation of
 Non-GAAP Research and
 Development Expenses to
 GAAP Research and
 Development Expenses
Non-GAAP research and
 development expenses     $ 13,432  $ 13,578  $ 12,572  $ 53,029  $ 54,731
Items excluded from
 non-GAAP research and
 development expenses:
  Stock-based compensation     505       450       677     2,267     2,587
  Employer taxes on
   stock-based
   compensation                  8         5        17       104       129
  Employee separation
   cost (f)                     79       738        --       817        --
                          --------  --------  --------  --------  --------
Research and development
 expenses                 $ 14,024  $ 14,771  $ 13,266  $ 56,217  $ 57,447
                          ========  ========  ========  ========  ========

Reconciliation of
 Non-GAAP Selling,
 General and Administrative
 Expenses to GAAP Selling,
 General and Administrative
 Expenses
Non-GAAP selling, general
 and administrative
 expenses                 $ 10,704  $ 10,557  $  9,799  $ 42,520  $ 39,160
Items excluded from
 non-GAAP selling,
 general and
 administrative expenses:
  Stock-based compensation     828       603       676     2,942     4,072
  Employer taxes on
   stock-based
   compensation                  5         5         3        62       153
  Amortization of
   intangible assets (e)        --        --        --       100        --
  Employee separation
   cost (f)                    642        31        --       931        --
  Reverse stock split
   costs (h)                   429        --        --       429        --
                          --------  --------  --------  --------  --------
Selling, general and
 administrative expenses  $ 12,608  $ 11,196  $ 10,478  $ 46,984  $ 43,385
                          ========  ========  ========  ========  ========

Reconciliation of
 Non-GAAP Operating
 Income/(Loss) to GAAP
 Operating Loss
Non-GAAP operating
 income/(loss)              14,198     1,645     1,073    18,360    (8,013)
Items excluded from
 non-GAAP operating
 income/(loss):
  Stock-based compensation   1,385     1,096     1,431     5,382     7,044
  Employer taxes on
   stock-based
   compensation                 13        11        21       171       304
  Amortization of
   intangible assets (e)       155       160        --       720        --
  Employee separation
   cost (f)                    721       806        --     1,785        --
  Special charges (g)          (73)      110        (4)      211     4,724
  Reverse stock split
   costs (h)                   429        --        --       429        --
                          --------  --------  --------  --------  --------
Operating income (loss)   $ 11,568  $   (538) $   (375) $  9,662  $(20,085)
                          ========  ========  ========  ========  ========

Reconciliation of
 Non-GAAP Net Income/
 (Loss) to GAAP Net Loss
Non-GAAP net
 income/(loss)              13,614     1,100       989    15,933    (9,842)
Items excluded from
 non-GAAP net
 income/(loss):
  Stock-based compensation   1,385     1,096     1,431     5,382     7,044
  Employer taxes on
   stock-based
   compensation                 13        11        21       171       304
  Amortization of
   intangible assets (e)       155       160        --       720        --
  Employee separation
   cost (f)                    721       806        --     1,785        --
  Special charges (g)          (73)      110        (4)      211     4,724
  Reverse stock split
   costs (h)                   429        --        --       429        --
                          --------  --------  --------  --------  --------
Net income (loss)         $ 10,984  $ (1,083) $   (459) $  7,235  $(21,914)
                          ========  ========  ========  ========  ========

Reconciliation of
 Non-GAAP Net Income/(Loss)
 Per Share to GAAP Net Loss
 Per Share
Income/(loss) per share,
 basic:
  Non-GAAP net
   income/(loss) (d)          0.59      0.05      0.04      0.69     (0.44)
  Adjustments (d)            (0.12)    (0.10)    (0.06)    (0.38)    (0.55)
                          --------  --------  --------  --------  --------
  Net income (loss) (d)   $   0.47  $  (0.05) $  (0.02) $   0.31  $  (0.99)
                          ========  ========  ========  ========  ========

Reconciliation of Non-GAAP
 Cash Generation
 (Consumption) to Net
 Increase (Decrease) in
 Cash and Cash  Equivalents
  Non-GAAP cash
   generation
   (consumption)          $ 13,135  $  1,208  $ (5,910) $ 17,237  $(15,461)
  Net sales (purchases)
   of marketable
   securities                   --        --     6,250        --    11,281
                          --------  --------  --------  --------  --------
  Net increase (decrease)
   in cash and cash
   equivalents            $ 13,135  $  1,208  $    340  $ 17,237  $ (4,180)
                          ========  ========  ========  ========  ========

(d) Per share information has been adjusted to reflect the 1-for-5 reverse stock split which the company effected on June 30, 2008.

(e) Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of
    Ample Communications, Inc. in the fourth quarter of fiscal 2007.

(f) Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(g) Special charges consists of asset impairments and restructuring charges.

(h) Reverse stock split costs consist of the costs incurred to effect and account for the reverse stock split.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading "Reconciliation of Non-GAAP Measures to GAAP Measures." Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation, employee separation costs, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and/or reverse stock split related charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating income/(loss), net income/(loss), net income/(loss) per share and cash generation/(consumption) internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense, employer taxes on stock-based compensation and/or amortization of intangible assets. Non-GAAP research and development expenses, selling, general and administrative expenses, operating income/(loss), net income/(loss) and net income/(loss) per share exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, employee separation costs and/or special charges. Non-GAAP cash generation/(consumption) is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, "Share-Based Payment" in the first quarter of fiscal 2006, our GAAP statements of operations for periods beginning in fiscal year 2006 include stock-based compensation expense. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude employer taxes on stock-based compensation from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude the amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude employee separation costs and reverse stock split related charges because they include significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide non-GAAP cash generation/(consumption) because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets, employee separation costs and special charges, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

                       MINDSPEED TECHNOLOGIES, INC.

                  Consolidated Condensed Balance Sheets
                        (unaudited, in thousands)

                                                     Oct. 3,     Sept. 28,
                                                      2008          2007
                                                    ---------    ---------
                                  ASSETS

Current Assets
  Cash and cash equivalents                         $  43,033    $  25,796
  Receivables, net                                     14,398       13,584
  Inventories                                          16,187       15,023
  Prepaid expenses and other current assets             3,138        3,763
                                                    ---------    ---------
    Total current assets                               76,756       58,166

Property, plant and equipment, net                     12,600       13,147
Intangible assets, net                                  4,909        5,524
License agreements                                      3,347        1,798
Other assets                                            2,992        3,444
                                                    ---------    ---------
    Total assets                                    $ 100,604    $  82,079
                                                    =========    =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                  $  11,265    $   7,117
  Deferred income on sales to distributors              4,869        4,226
  Accrued compensation and benefits                     6,778        5,286
  Accrued income tax                                      412          752
  Restructuring                                             8        1,478
  Other current liabilities                             3,147        3,493
                                                    ---------    ---------
    Total current liabilities                          26,479       22,352

Convertible senior notes                               45,648       45,037
Other liabilities                                         519          444
                                                    ---------    ---------
    Total liabilities                                  72,646       67,833

Stockholders' equity                                   27,958       14,246
                                                    ---------    ---------
    Total liabilities and stockholders' equity      $ 100,604    $  82,079
                                                    =========    =========

                       MINDSPEED TECHNOLOGIES, INC.

              Consolidated Condensed Statements of Cash Flows
                         (unaudited, in thousands)

                                                         Year ended
                                                     Oct. 3,     Sept. 28,
                                                      2008          2007
                                                    ---------    ---------

Cash Flows From Operating Activities
Net income (loss)                                   $   7,235    $ (21,914)
Adjustments required to reconcile net
 income (loss) to the net cash provided
 by (used in) operating activities, net
 of effects of acquisitions:
  Depreciation and amortization                         6,417        5,175
  Stock compensation                                    5,506        7,301
  Inventory provisions                                   (900)       1,790
  Other non-cash items, net                               823          551
  Changes in assets and liabilities:
    Receivables                                          (741)       1,361
    Inventories                                          (264)       2,554
    Accounts payable                                    5,380       (5,096)
    Deferred income on sales to
     distributors                                         646         (177)
    Accrued expenses and other
     current liabilities                                1,076       (1,398)
    Other                                               1,517         (189)
                                                    ---------    ---------
Net cash provided by (used in)
 operating activities                                  26,695      (10,042)
                                                    ---------    ---------

Cash Flows From Investing Activities
Capital expenditures                                   (7,514)      (4,074)
Acquisition of assets, net of cash acquired            (1,172)      (4,875)
Net sales of marketable securities                          -       11,281
                                                    ---------    ---------

Net cash (used in) provided by
 investing activities                                  (8,686)       2,332
                                                    ---------    ---------

Cash Flows From Financing Activities
Debt issuance costs                                      (805)           -
Exercise of options and warrants                          111        3,412
                                                    ---------    ---------

Net cash (used in) provided by
 financing activities                                    (694)       3,412
                                                    ---------    ---------

Effect of foreign currency exchange
 rates on cash                                            (78)         118

Net increase (decrease) in cash and
 cash equivalents                                      17,237       (4,180)

Cash and cash equivalents at beginning of period       25,796       29,976
                                                    ---------    ---------

Cash and cash equivalents at end of period          $  43,033    $  25,796
                                                    =========    =========

                       MINDSPEED TECHNOLOGIES, INC.

                         Selected Corporate Data
                        (unaudited, in thousands)

                               Three Months Ended           Year Ended
                          ----------------------------  ------------------
                           Oct. 3,  June 27,  Sept. 28,  Oct. 3,  Sept. 28,
                            2008      2008      2007      2008      2007
                          --------  --------  --------  --------  --------

Gross margin %                  75%       67%       69%       70%       67%

Cash provided by
 (used in):
  Operating activities    $ 15,058  $  3,428  $   (607) $ 26,695  $(10,042)
  Investing activities      (1,088)   (2,299)      737    (8,686)    2,332
  Financing activities        (805)       --        92      (694)    3,412
  Effect of foreign
   currency on cash            (30)       79       118       (78)      118
                          --------  --------  --------  --------  --------
Net increase (decrease)
 in cash                  $ 13,135  $  1,208  $    340  $ 17,237  $ (4,180)
                          ========  ========  ========  ========  ========

Depreciation              $  1,336  $  1,211  $  1,282  $  4,947  $  5,175
Capital expenditures           775     1,457     1,624     4,542     5,337

Revenues by region:
  Americas                $ 23,209  $  8,795  $ 12,317  $ 58,092  $ 46,233
  Europe                     6,107     4,363     3,587    20,094    14,464
  Asia-Pacific              21,785    24,891    17,779    82,513    67,108
                          --------  --------  --------  --------  --------
                          $ 51,101  $ 38,049  $ 33,683  $160,699  $127,805
                          ========  ========  ========  ========  ========

Revenues by product line:
  Multiservice access DSP
   products               $ 20,197  $ 13,748  $  8,795  $ 55,752  $ 36,340
  High-performance analog
   products                 10,251    10,921    10,122    41,900    37,482
  WAN communications
   products                 20,653    13,380    14,766    63,047    53,983
                          --------  --------  --------  --------  --------
                          $ 51,101  $ 38,049  $ 33,683  $160,699  $127,805
                          ========  ========  ========  ========  ========

Contact:
Bret Johnsen
Mindspeed Technologies, Inc.
(949) 579-6283